Exhibit 10.1

AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT (this “Amendment”), dated March 31, 2023, is by and among Unusual Machines, Inc., a Puerto Rico corporation (“Unusual”), Red Cat Holdings, Inc., a Nevada corporation (“Red Cat”), and Jeffrey Thompson, an individual, (the “Principal Stockholder,” and together with Unusual and Red Cat, the “Parties”).

WHEREAS, the Parties entered into a Share Purchase Agreement as of November 21, 2022 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to (A) reflect a revision to the Purchase Price set forth in Section 2.01 of the Agreement and, (B) extend the End Date in Section 11.02(a) of the Agreement.

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1. Section 2.01 of the Agreement is hereby amended and restated as follows:

“Section 2.01 Purchase and Sale. At the Closing, Red Cat agrees to sell to Unusual 100% of the Target Companies’ Capital Stock owned by Red Cat in exchange for a Purchase Price of $20.0 million (the “Purchase Price”) consisting of (a) $3.0 million in cash plus the amount of any Agreed Working Capital, if any (the “Cash Consideration”) at the Closing (subject to adjustment as provided in Section 2.04(c) for the amount of working capital balance, if any, on the Closing Date) (the “Final Working Capital”), and (b) $17.0 million of shares of Unusual’s Common Stock, par value $0.01 (the “Unusual Common Stock”). The number of shares of Unusual Common Stock to be issued to Red Cat shall be based upon the initial public offering price for the Unusual Common Stock. The Cash Consideration and the Unusual Common Stock are collectively referred to herein as the “Consideration”. The allocation of the Purchase Price as between the acquisition of Fat Shark Holdings, Ltd and the acquisition of Rotor Riot (the “Purchase Price Allocation”) shall be mutually agreed upon prior to the Closing (as defined below) in accordance with the following procedures. Within 45 days following the Closing, Red Cat shall provide Unusual with a detailed written statement with its proposed calculation of the Purchase Price Allocation. Unusual shall have 15 days after its receipt of the proposed Purchase Price Allocation to agree or disagree with such calculation. If Unusual disagrees with such calculation and Unusual and Red Cat are unable to finally resolve such dispute within 30 days after Unusual’s receipt of the Purchase Price Calculation, then the dispute shall be resolved by a nationally-recognized accounting firm that is reasonably acceptable to Unusual and Red Cat (the “Independent Accounting Firm”). ”

2. Section 11.02(a) is hereby amended and restated as follows:

“(a) if the Purchase and Sale has not been consummated on or before June 12, 2023 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 11.02 shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the failure of the Purchase and Sale to be consummated on or before the End Date;”

3. As a result of this Amendment, all closing conditions related to Unusual’s execution and delivery of the Unusual Note, the Unusual Preferred Stock, the Security Agreement, the Registration Rights Agreement and the filing of the Certificate of Designation are hereby deleted.

4. Unusual hereby agrees to register the Unusual Common Stock to be received by Red Cat as part of the Consideration in the Registration Statement prior to the Registration Statement being declared effective by the SEC; provided, however, Red Cat shall execute and deliver a Lock-Up Agreement for 180 days or such lesser period as may be agreed upon by the managing underwriter for Unusual’s initial public offering.

5. Upon the Registration Statement being declared effective by the SEC, Unusual shall deposit $1.0 million in cash with a mutually agreed upon escrow agent pursuant to a mutually acceptable escrow agreement with the proceeds to be applied toward the Cash Consideration at the Closing, subject to the terms and conditions of such escrow agreement.

6. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be treated in all respects and for all purposes as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

UNUSUAL MACHINES, INC. a Puerto Rico corporation By: _______________________________ Name: Brandon Torres Declet, Title: Chief Executive Officer
RED CAT HOLDINGS, INC. a Nevada corporation By: _______________________________ Name: Joe Freedman Title: Lead Director
PRINCIPAL STOCKHOLDER: __________________________ Jeffrey Thompson